EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Third Quarter 2020 Financial Results

PITTSBURGH, PA, November 4, 2020 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its third quarter ended September 30, 2020.

“Our third quarter was extremely productive and I am pleased that our financial results came in above street expectations,” said William W. Smith, Jr., President and CEO of Smith Micro Software. “During the quarter, we invested in R&D as well as sales and marketing initiatives, and will continue to do so throughout the remainder of 2020.  I am very pleased that we remain profitable and cash-flow positive, as the company generated $8 million of cash in the first three quarters of 2020. Moving into 2021, we remain well-positioned for growth and continued profitability as we look to launch our solutions with multiple carrier customers.”

Third Quarter 2020 Financial Results

Smith Micro reported revenue of $12.6 million for the third quarter ended September 30, 2020, compared to $11.8 million reported in the third quarter ended September 30, 2019.

Third quarter 2020 gross profit was $11.3 million compared to $10.8 million reported in the third quarter of 2019.

Gross profit as a percentage of revenue was 90 percent for the third quarter of 2020 compared to 91 percent for the third quarter of 2019.

Generally accepted accounting principles in the United States (“GAAP”) net income available to common stockholders for the third quarter of 2020 was $161 thousand, or $0.00 diluted earnings per share,

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compared to GAAP net income available to common stockholders of $3.5 million, or $0.09 diluted earnings per share, for the third quarter of 2019.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, transaction gains, acquisitions costs, and preferred stock dividends) for the third quarter of 2020 was $1.8 million, or $0.04 diluted earnings per share, compared to non-GAAP net income of $4.2 million, or $0.11 diluted earnings per share, for the third quarter of 2019.

Third Quarter Year-to-Date 2020 Financial Results

Smith Micro reported revenue of $38.9 million for the nine months ended September 30, 2020, compared to $31.1 million reported in the nine months ended September 30, 2019.

Gross profit for the nine months ended September 30, 2020 was $35.1 million compared to $28.2 million reported for the same period in 2019.

Gross profit as a percentage of revenue was 90 percent for the nine months ended September 30, 2020 compared to 91 percent for the nine months ended September 30, 2019.

GAAP net income available to common stockholders for the nine months ended September 30, 2020 was $3.6 million, or $0.08 diluted earnings per share, compared to GAAP net income available to common stockholders of $6.9 million, or $0.20 diluted earnings per share, for the same period in 2019.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, transaction gains, acquisition costs, and preferred stock dividends) for the nine months ended September 30, 2020 was $9.0 million, or $0.21 diluted earnings per share, compared to non-GAAP net income of $8.5 million, or $0.24 diluted earnings per share, for the nine months ended September 30, 2019.

Total cash and cash equivalents at September 30, 2020 were $25.9 million.

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income before taxes, net income available to common stockholders, and earnings per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangibles, transaction gains, acquisition costs, and preferred stock dividends. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce

Smith Micro Software Third Quarter 2020 Financial Results	Page 3

future cash payments for income taxes, these non-GAAP adjustments have not been tax effected and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income and net income on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, November 4, 2020 at 4:30 p.m. EDT, to discuss the Company’s third quarter 2020 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

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Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, the impact of the COVID-19 pandemic on our business and financial results, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Third Quarter 2020 Financial Results	Page 5

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Gain on Sale of Software Product	Acquisition Costs	Preferred Stock Dividends	Non- GAAP
Three Months Ended 9/30/20
Gross profit	$11,303	$-	$-	$-	$-	$-	$11,303

Selling and marketing expenses	2,655	(146)	(475)	-	-	-	2,034
Research and development expenses	5,446	(147)	(366)	-	-	-	4,933
General and administrative expenses	2,997	(518)	-	-	-	-	2,479
Restructuring expense	9	-	-	-	-	-	9
Total operating expenses	11,107	(811)	(841)	-	-	-	9,455

Income before provision for income taxes	206	811	841	-	-	-	1,858
Net income available to common stockholders	161	811	841	-	-	-	1,813
Earnings per share: basic	0.00	0.02	0.02	-	-	-	0.04
Earnings per share: diluted	0.00	0.02	0.02	-	-	-	0.04

Three Months Ended 9/30/19
Gross profit	$10,771	$-	$-	$-	$-	$-	$10,771

Selling and marketing expenses	1,793	(65)	(88)	-	-	-	1,640
Research and development expenses	3,063	(72)	(152)	-	-	-	2,839
General and administrative expenses	2,396	(214)	-	-	-	-	2,182
Restructuring expense	39	-	-	-	-	-	39
Total operating expenses	7,291	(351)	(240)	-	-	-	6,700

Income before provision for income taxes	3,567	351	240	-	-	-	4,158
Net income available to common stockholders	3,515	351	240	-	-	52	4,158
Earnings per share: basic	0.10	0.01	0.01	-	-	0.00	0.12
Earnings per share: diluted	0.09	0.01	0.01	-	-	0.00	0.11

Nine Months Ended 9/30/20
Gross profit	$35,116	$-	$-	$-	$-	$-	$35,116

Selling and marketing expenses	8,049	(404)	(1,225)	-	-	-	6,420
Research and development expenses	13,774	(412)	(980)	-	-	-	12,382
General and administrative expenses	9,741	(1,436)	-	-	(918)	-	7,387
Restructuring expense	19	-	-	-	-	-	19
Total operating expenses	31,583	(2,252)	(2,205)	-	(918)	-	26,208

Income before provision for income taxes	3,630	2,252	2,205	-	918	-	9,005
Net income available to common stockholders	3,585	2,252	2,205	-	918	-	8,960
Earnings per share: basic	0.09	0.06	0.05	-	0.02	-	0.22
Earnings per share: diluted	0.08	0.05	0.05	-	0.02	-	0.21

Nine Months Ended 9/30/19
Gross profit	$28,166	$-	$-	$-	$-	$-	$28,166

Selling and marketing expenses	5,529	(179)	(295)	-	-	-	5,055
Research and development expenses	8,487	(205)	(410)	-	-	-	7,872
General and administrative expenses	7,522	(755)	-	-	(76)	-	6,691
Restructuring expense	154	-	-	-	-	-	154
Total operating expenses	21,692	(1,139)	(705)	-	(76)	-	19,772

Income before provision for income taxes	7,059	1,139	705	(483)	76	-	8,496
Net income available to common stockholders	6,932	1,139	705	(483)	76	119	8,488
Earnings per share: basic	0.21	0.03	0.02	(0.01)	0.00	0.00	0.26
Earnings per share: diluted	0.20	0.03	0.02	(0.01)	0.00	0.00	0.24

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Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands, except per share data) - unaudited

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Revenues	$12,629	$11,782	$38,883	$31,068
Cost of revenues	1,326	1,011	3,767	2,902
Gross profit	11,303	10,771	35,116	28,166

Operating expenses:
Selling and marketing	2,655	1,793	8,049	5,529
Research and development	5,446	3,063	13,774	8,487
General and administrative	2,997	2,396	9,741	7,522
Restructuring expense	9	39	19	154
Total operating expenses	11,107	7,291	31,583	21,692
Operating income	196	3,480	3,533	6,474
Non-operating income (expense):
Interest income, net	7	87	94	117
Gain on sale of software product	—	—	—	483
Other expense, net	3	—	3	(15)
Income before provision for income taxes	206	3,567	3,630	7,059
Income tax expense	45	—	45	8
Net income	161	3,567	3,585	7,051
Less preferred stock dividends	—	(52)	—	(119)
Net income available to common stockholders	$161	$3,515	$3,585	$6,932

Earnings per share:
Basic	$0.00	$0.10	$0.09	$0.21
Diluted	$0.00	$0.09	$0.08	$0.20

Weighted average shares outstanding:
Basic	41,351	36,094	40,656	33,170
Diluted	43,026	39,472	42,577	35,287

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Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)
	unaudited	audited
	September 30,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash & cash equivalents	$25,872	$28,268
Accounts receivable, net	9,797	10,894
Prepaid and other assets	1,329	802
Total current assets	36,998	39,964
Equipment & improvements, net	2,250	2,109
Right-of-use assets	6,090	6,464
Deferred tax asset, net	94	94
Other assets	441	234
Intangible assets, net	14,186	4,535
Goodwill	11,493	7,797
TOTAL ASSETS	$71,552	$61,197

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,855	$2,050
Accrued payroll and benefits	2,705	2,107
Current operating lease liabilities	1,407	1,221
Other accrued liabilities	260	244
Deferred revenue	1,561	98
Total current liabilities	7,788	5,720

Operating lease liabilities	5,121	5,774
Deferred rent	928	885
Other long-term liabilities	83	134
Total non-current liabilities	6,132	6,793

Stockholders' Equity:
Common stock	41	38
Additional paid in capital	279,401	274,041
Accumulated comprehensive deficit	(221,810)	(225,395)
Total stockholders' equity	57,632	48,684
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$71,552	$61,197

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Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands) - unaudited
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2020	2019	2020	2019
Operating activities:
Net income	$161	$3,567	$3,585	$7,051
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,014	316	2,676	997
Non-cash lease expense	294	249	805	730
Restructuring costs	13	39	19	154
Gain on sale of software product	—	—	—	(483)
Provision for doubtful accounts and other adjustments to accounts receivable	(50)	119	(59)	127
Provision for excess and obsolete inventory	—	—	—	1
Loss on disposal of fixed assets	—	—	—	6
Stock based compensation	811	351	2,252	1,139
Changes in operating accounts:
Accounts receivable	2,796	1,811	1,159	(4,031)
Prepaid expenses and other assets	103	190	(530)	52
Accounts payable and accrued liabilities	(1,112)	(175)	(1,804)	(701)
Deferred revenue	(89)	(78)	173	(214)
Net cash provided by operating activities	3,941	6,389	8,276	4,828
Investing activities:
Acquisition of Circle operator business, net	(1,350)	—	(13,500)	—
Acquisition of Smart Retail business, net	—	—	—	(3,974)
Capital expenditures	(360)	(537)	(1,212)	(824)
Other investing activities	11	13	(193)	363
Net cash used in investing activities	(1,699)	(524)	(14,905)	(4,435)
Financing activities:
Proceeds from exercise of common stock warrants	—	11,403	4,196	11,403
Dividends paid on preferred stock	—	(52)	—	(119)
Other financing activities	16	43	37	34
Net cash provided by financing activities	16	11,394	4,233	11,318
Net increase (decrease) in cash and cash equivalents	2,258	17,259	(2,396)	11,711
Cash and cash equivalents, beginning of period	23,614	6,611	28,268	12,159
Cash and cash equivalents, end of period	$25,872	$23,870	$25,872	$23,870

Free cash flow:
Net cash provided by operating activities	$3,941	$6,389	$8,276	$4,828
Capital expenditures	(360)	(537)	(1,212)	(824)
Free cash flow	$3,581	$5,852	$7,064	$4,004